U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8 POS

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TBC GLOBAL NEWS NETWORK, INC.
(Exact Name of Company as Specified in Its Charter)

Nevada	90-0224051
(State or Other Jurisdiction of Incorporation	(I.R.S. Employer
or Organization)	Identification No.)

2351 N.E. 48th Court, Lighthouse Point, Florida	33064
(Address of Principal Executive Offices)	(Zip Code)

2010 Stock and Option Plan
(Full Title of the Plan)

Glenn W. McMachen, Chief Executive Officer
TBC Global News Network, Inc.
2351 N.E. 48th Court
Lighthouse Point, Florida 33064
(800) 605-6980
(Name, Address, and Telephone Number of Agent for Service)

With a copy to:
Brian F. Faulkner, A Professional Law Corporation
27127 Calle Arroyo, Suite 1923
San Juan Capistrano, California 92675
(949) 240-1361

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer [ ]	Accelerated filer [ ]

Non-accelerated filer [ ]	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Aggregate Offering Price	Amount of Registration Fee
Common Stock	500,000,000 (1)	$0.0008 (2)	$400,000	$28.52

(1)  This registration statement shall also cover any additional shares of common stock which become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of Registrant’s common stock.

(2)  This offering price per share is calculated under Rule 457(h)(1) (reference to Rule 457(c)) as the offering price is not known: average of the bid and ask prices as of April 21, 2010 (within five business days prior to the date of filing this registration statement).  See 2010 Stock and Option Plan, attached as Exhibit 4 to this Form S-8.

This post-effective amendment to Form S-8 is being filed for the sole purpose of correcting the name of the attorney-in-fact under the Special Power of Attorney hereafter.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorize, in the City of Lighthouse Point, State of Florida, on April 28, 2010.

TBC Global News Network, Inc.

By: /s/  Glenn W. McMachen
Glenn W. McMachen,
Chief Executive Officer

Special Power of Attorney

The undersigned constitute and appoint Glenn W. McMachen his true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Form   S-8 registration statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting such attorney-in-fact the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ Glenn W. McMachen Glenn W. McMachen	Chief Executive Officer/Director	April 28, 2010

EXHIBIT INDEX

Number	Description

4	2010 Stock and Option Plan, dated April 16, 2010 (incorporated by reference to Exhibit 4 of the Form S-8 filed on April 22, 2010).

5	Opinion of Brian F. Faulkner, A Professional Law Corporation (incorporated by reference to Exhibit 5 of the Form S-8 filed on April 22, 2010).

23.1	Consent of Child, Van Wagoner & Bradshaw, PLLC (incorporated by reference to Exhibit 23.1 of the Form S-8 filed on April 22, 2010).

23.2	Consent of Brian F. Faulkner, A Professional Law Corporation (incorporated by reference to Exhibit 23.2 of the Form S-8 filed on April 22, 2010).

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